UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2021

ECP ENVIRONMENTAL GROWTH OPPORTUNITIES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40032	85-3692788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Beechwood Road Summit, New Jersey 07901	07901
(Address of Principal Executive Offices)	(Zip Code)

(973) 671-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-quarter of one warrant	ENNVU	The NASDAQ Stock Market LLC
Class A common stock, par value $0.0001 per share	ENNV	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	ENNVW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement

Merger Agreement

On July 18, 2021, ECP Environmental Growth Opportunities Corp., a Delaware corporation (“ENNV”), entered into an Agreement and Plan of Merger (“Merger Agreement”) by and among ENNV, ENNV Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ENNV (“Merger Sub”), and Fast Radius, Inc., a Delaware corporation (“Fast Radius”), pursuant to which Merger Sub will merge with and into Fast Radius, with Fast Radius surviving such merger as a wholly owned subsidiary of ENNV (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). At the closing of the Merger (the “Closing”), ENNV will be renamed “Fast Radius, Inc.” (ENNV, following the Closing, the “Combined Company”). The Transactions are expected to be consummated in the fourth quarter of 2021, subject to the fulfillment of certain conditions discussed herein. Capitalized terms used in this Current Report on Form 8-K (this “Report”) but not otherwise defined herein have the meanings given to them in the Merger Agreement.

The combined company is expected to have a post-transaction enterprise value of $995 million with an estimated equity value of $1.4 billion from the contribution of $445 million in gross cash proceeds from the Transaction, including $345 million of cash held in ENNV’s trust account (assuming no redemptions) and an additional $100 million fully committed private investment with certain accredited investors or qualified institutional buyers (collectively, the “PIPE Investors”), including, among others, UPS, Palantir and our sponsor, ENNV Holdings, LLC (the “Sponsor”), also including a $25 million forward purchase commitment from certain accounts managed by Goldman Sachs Asset Management, L.P. In connection with the Transactions, ENNV will issue up to 100,000,000 newly issued shares of Class A Common Stock, par value $0.0001 per share, of ENNV (“ENNV Class A Common Stock”), up to 90,000,000 shares of which will be issued or subject to ENNV awards at the Closing and 10,000,000 shares of which will be issuable upon the attainment of certain performance thresholds as described in more detail below.

Conversion of Securities

Pursuant to the Merger Agreement, immediately prior to the effective time of the Merger (the “Effective Time”), (i) the outstanding principal together with all accrued and unpaid interest on the issued and outstanding convertible notes of Fast Radius will automatically be converted into a number of shares of common stock of Fast Radius in accordance with the terms of the applicable note purchase agreements and (ii) each issued and outstanding warrant of Fast Radius will be exercised in full on a cashless basis in accordance with its terms.

Pursuant to the Merger Agreement, at the Effective Time:

i.

each issued and outstanding share of capital stock of Fast Radius will be converted into the right to receive (i) a number of shares of ENNV Class A Common Stock, determined by multiplying such share by an amount equal to the Merger Consideration Exchange Ratio, with all shares of ENNV Class A Common Stock held by a holder immediately thereafter aggregated and rounded down to the nearest whole share, and (ii) a number of Fast Radius Earn Out Shares (as defined herein) determined in accordance with the terms of the Merger Agreement;

ii.

each option to purchase shares of common stock, par value $0.0001, of Fast Radius (“Fast Radius Common Stock” and each such option, a “Fast Radius Option”) that is then outstanding will be converted into an option to purchase shares of ENNV Class A Common Stock (each, an “ENNV Option”) on substantially the same terms and conditions as such Fast Radius Options, except that (i) such ENNV Option will represent the right to purchase that whole number of shares of ENNV Class A Common Stock (rounded down to the nearest whole share) equal to the product of the number of shares of Fast Radius Common Stock subject to such Fast Radius Option multiplied by the Company Award Exchange Ratio, (ii) the exercise price per share for each such ENNV Option will be equal to the quotient of (A) the exercise price per share of such Fast Radius Option in effect immediately prior to the Effective Time, divided by (B) the Company Award Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent);

iii.

each restricted stock award relating to shares of Fast Radius Common Stock (each, a “Fast Radius Restricted Stock Award”) that is then outstanding will be converted into a restricted stock award relating to shares of ENNV Class A Common Stock (each, an “ENNV Restricted Stock Award”) on substantially the same terms and conditions as such Fast Radius Restricted Stock Awards, except that such ENNV Restricted Stock Award will represent that whole number of shares of ENNV Class A Common Stock (rounded down to the nearest whole share) equal to the product of (A) the number of shares of Fast Radius Common Stock subject to such Fast Radius Restricted Stock Award, multiplied by (B) the Company Award Exchange Ratio;

iv.

each restricted stock unit award relating to shares of Fast Radius Common Stock (each, a “Fast Radius RSU”) that would otherwise vest upon the Closing subject to continued service of the applicable holder thereof through the Closing or that is vested but not settled as of the Closing (each, a “Vested RSU”) will automatically accelerate vesting and become fully vested as of immediately prior to the Effective Time and will be canceled and converted as of the Effective Time into the right to receive (i) an issuance of a number of shares of ENNV Class A Common Stock equal to the product of (1) the number of such Fast Radius RSUs, multiplied by (2) the Merger Consideration Exchange Ratio, with any fractional shares rounded down to the nearest whole share, and (ii) a number of Fast Radius Earn Out Shares determined in accordance with the terms of the Merger Agreement; and

v.

each Fast Radius RSU award (other than Vested RSUs) that is then outstanding will be converted into an award of restricted stock units relating to shares of ENNV Class A Common Stock (each, an “ENNV RSU Award”) on substantially the same terms and conditions as such Fast Radius RSU awards, except that (i) such ENNV Restricted Stock Unit Award will represent a right to receive a number of shares of ENNV Class A Common Stock equal to the product of (A) the number of shares of Fast Radius Common Stock subject to such Fast Radius Restricted Stock Unit award immediately prior to the Effective Time, multiplied by (B) the Company Award Exchange Ratio, with any fractional shares rounded down to the nearest whole share.

Earn Out

During the five-year period following the date of the Closing (the “Earn Out Period”), the Combined Company may issue to eligible holders of securities of the Combined Company up to 10,000,000 additional shares of ENNV Class A Common Stock in the aggregate (which will be equitably adjusted on account of any subdivision, stock split, reverse stock split, stock dividend, combination, reclassification or similar equity restructuring transaction or any changes in the ENNV Class A Common Stock as a result of a merger, consolidation, reorganization, recapitalization, business combination or similar transaction involving the Combined Company) (the “Fast Radius Earn Out Shares”), in two equal tranches of 5,000,000 shares of ENNV Class A Common Stock, upon the satisfaction of certain price targets set forth in the Merger Agreement, which price targets will be based upon the (i) daily volume-weighted average sale price of shares of ENNV Class A Common Stock quoted on The Nasdaq Capital Market (“Nasdaq”), or the exchange on which the shares of ENNV Class A Common Stock are then traded, for any 20 trading days within any 30 consecutive trading day period within the Earnout Period or (ii) the per share consideration received in connection with an Acquiror Sale. In the event of an Acquiror Sale in which the per share consideration received is less than a price target set forth in the Merger Agreement that has not previously occurred, the applicable provisions of the Merger Agreement will terminate and no Fast Radius Earn Out Shares will be issuable thereunder with respect to such price target in connection with or following completion of such Acquiror Sale.

Representations, Warranties and Covenants

The parties to the Merger Agreement have made customary representations, warranties and covenants therein, including, among others, covenants (i) with respect to the conduct of the business of ENNV and Fast Radius and their respective subsidiaries prior to the Closing, (ii) providing for ENNV and Fast Radius to use reasonable best efforts to obtain all necessary regulatory approvals, (iii) providing for ENNV and Fast Radius to cooperate in the preparation of a registration statement on Form S-4 (the “Registration Statement”) to be filed by ENNV with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the registration of the shares of ENNV Class A Common Stock to be issued pursuant to the Merger Agreement, which will include a proxy statement and a prospectus relating to the Transactions to be distributed to ENNV’s stockholders (the “Proxy Statement/Prospectus”), and a consent solicitation statement to be distributed by Fast Radius to its stockholders, and (iv) requiring that ENNV and Fast Radius will not solicit or negotiate with third parties regarding alternative transactions and will comply with certain related restrictions and will cease discussions regarding alternative transactions. Additionally, ENNV has agreed to include in the Proxy Statement/Prospectus a recommendation of ENNV’s board of directors to ENNV’s stockholders that they approve the Transaction Proposals (the “ENNV Board Recommendation”). The ENNV board of directors is permitted to change the ENNV Board Recommendation (such change, a “Modification in Recommendation”) if the board determines in good faith, after consultation with its outside legal counsel, that in response to an Intervening Event, the failure to make a Modification in Recommendation would be inconsistent with its fiduciary duties under applicable law.

Mutual Conditions to Closing

The obligations of ENNV, Merger Sub and Fast Radius to consummate the Merger are subject to the satisfaction or waiver of the following conditions: (i) the requisite approvals of ENNV and Fast Radius stockholders having been obtained; (ii) the Registration Statement having become effective under the Securities Act and no stop order having been issued with respect thereto; (iii) all waiting periods (and any extensions thereof) applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 having expired or been terminated; (iv) there not being in force any Governmental Order or Law enjoining or prohibiting, the consummation of the Merger; (v) ENNV having at least $5,000,001 of net tangible assets after deducting the amount required to satisfy any redemptions by ENNV stockholders in connection with the Closing and adding the aggregate gross proceeds received by ENNV from the PIPE Investment and the Forward Purchase Amount; and (vi) the shares of ENNV Class A Common Stock to be issued in connection with the Merger having been approved for listing on Nasdaq, subject only to notice of issuance thereof.

ENNV Conditions to Closing

The obligations of ENNV and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions: (i) the accuracy of the representations and warranties of Fast Radius as determined in accordance with the Merger Agreement; (ii) the performance in all material respects of each of the covenants required by the Merger Agreement to be performed by ENNV as of or prior to the Closing; (iii) the delivery by Fast Radius to ENNV of a customary officer’s certificate, dated as of the date of the Closing and signed by an officer of the Company, certifying the satisfaction of certain conditions specified in the Merger Agreement; and (iv) there shall not have occurred a material adverse effect with respect to Fast Radius between the date of the Merger Agreement and the date of the Closing.

Fast Radius Conditions to Closing

The obligations of Fast Radius to consummate the Merger are subject to the satisfaction or waiver of the following additional conditions: (i) the accuracy of the representations and warranties of ENNV as determined in accordance with the Merger Agreement; (ii) the performance in all material respects of each of the covenants required by the Merger Agreement to be performed by ENNV as of or prior to the Closing; (iii) the amount of cash available in ENNV’s trust account immediately prior to the Effective Time and after (a) deducting (x) the amount required to satisfy any redemptions by ENNV stockholders in connection with the Closing, (y) the payment of any deferred underwriting commissions being held in the trust account and (z) the payment of certain transaction expenses and adding (b) the aggregate gross proceeds received by ENNV from the PIPE Investment (as defined herein) and the Forward Purchase Amount (as defined herein), in each case, as actually received by ENNV prior to or substantially concurrently with the Closing, equaling or exceeding $175.0 million; (iv) the resignation, effective as of the Closing, of any directors and officers of ENNV that are not identified as the initial post-Closing directors and officers of ENNV; (v) the delivery by ENNV to Fast Radius of a customary officer’s certificate, dated as of the date of the Closing and signed by an officer of the Company, certifying the satisfaction of certain conditions specified in the Merger Agreement; and (vi) there shall not have occurred a material adverse effect with respect to ENNV between the date of the Merger Agreement and the date of the Closing.

Termination

The Merger Agreement may be terminated and the Transactions abandoned by (i) mutual written consent of ENNV and Fast Radius, (ii) either ENNV or Fast Radius if consummation of the Transactions is permanently enjoined or prohibited by the terms of a final, non-appealable order, decree or ruling of a governmental entity or a statute, rule or regulation, (iii) either ENNV or Fast Radius if the requisite approval of ENNV stockholders is not obtained at the meeting of ENNV stockholders held for purposes thereof or any adjournment or postponement of such meeting, (iv) Fast Radius if there is a Modification in Recommendation, (v) either ENNV or Fast Radius if the Transactions are not consummated on or before February 18, 2022, provided that Fast Radius will not be entitled to exercise such termination right if ENNV is in material breach of the Merger Agreement at such time, (vi) ENNV if the requisite approval of Fast Radius stockholders of the Transactions by written consent is not been obtained within two business days following the date on which the Registration Statement is declared effective and (vii) either ENNV or Fast Radius if the other party has breached any of its representations, warranties or covenants, such that the conditions to closing of the Transactions would not be satisfied at the Closing, and has not cured such breach within 30 days of notice from the other party of its intent to terminate, provided that the terminating party is itself not in material breach of the Merger Agreement at such time.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the parties to the Merger Agreement made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about ENNV, Fast Radius or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in ENNV’s public disclosures.

Subscription Agreements

Concurrently with the execution of the Merger Agreement, ENNV entered into subscription agreements (collectively, the “Subscription Agreements”) with the PIPE Investors, including, among others, UPS, Palantir and the Sponsor. Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and ENNV agreed to issue and sell, to the PIPE Investors an aggregate of 7,500,000 shares of ENNV Class A Common Stock for a purchase price of $10.00 per share, or an aggregate of approximately $75 million, in a private placement (the “PIPE Investment”).

The closing of the PIPE Investment will occur substantially concurrently with the consummation of the Transactions and is conditioned thereon and on other customary closing conditions. The shares of ENNV Class A Common Stock to be issued pursuant to the Subscription Agreements will not be registered under the Securities Act, and will be issued in reliance upon the exemption provided under Section 4(a)(2) of the Securities Act. The Subscription Agreements will terminate and be void and of no further force or effect and all rights and obligations of the parties thereto will terminate without further liability, upon the earlier to occur of: (a) such date and time as the Merger Agreement is validly terminated in accordance with its terms prior to the consummation of the Merger, (b) the mutual written consent of each of the parties to each such Subscription Agreement, (c) the closing conditions under the Subscription Agreement not being satisfied or waived and the transactions contemplated by the Subscription Agreement not being consummated at the closing of the PIPE Investment, and (d) February 18, 2022 if the Merger has not occurred on or before such date.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form Subscription Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Forward Purchase Agreement Side Letter

Concurrently with the execution of the Merger Agreement, ENNV, the Sponsor and Goldman Sachs Asset Management, L.P., in its capacity as investment adviser on behalf of its clients (“GSAM”), entered into a side letter (the “Side Letter”) to that certain forward purchase agreement, dated as of January 24, 2021, by and among ENNV, the Sponsor and GSAM (the “Forward Purchase Agreement”), pursuant to which GSAM irrevocably consented to purchase from ENNV, and ENNV agreed to issue and sell to GSAM, twenty-five million dollars ($25,000,000) of units (“Forward Purchase Units”), each consisting of one share of ENNV Class A Common Stock and one-quarter of one redeemable warrant, each whole redeemable warrant of which is exercisable to purchase one share of ENNV Class A Common Stock at an exercise price of $11.50 per share, at a price of $10.00 per Forward Purchase Unit substantially concurrently with the Closing. The Company and the Sponsor also waived GSAM’s potential obligation to forfeit shares of ENNV Class B Common Stock under the circumstances contemplated by the Forward Purchase Agreement in connection with the Closing.

The foregoing description of the Side Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Side Letter filed as Exhibit 10.2 hereto and incorporated by reference herein.

Registration Rights Agreement

Concurrently with the execution of the Merger Agreement, ENNV, the Sponsor, and certain stockholders of ENNV and Fast Radius named therein entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), which became effective upon the execution of the Merger Agreement. Pursuant to the Registration Rights Agreement, ENNV agreed to file a shelf registration statement with respect to the registrable securities thereunder within 30 days of the Closing. ENNV will thereafter be required to maintain a registration statement that is continuously effective and to cause the registration statement to regain effectiveness in the event that it ceases to be effective. At any time that the registration statement is effective, any holder signatory to the Registration Rights Agreement may request to sell all or a portion of its securities that are registrable in an underwritten offering pursuant to the registration statement. In addition, the holders have certain “piggyback” registration rights with respect to registrations initiated by ENNV. ENNV will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the Sponsor, ENNV’s directors and officers and certain stockholders of Fast Radius have, subject to limited exceptions, agreed to a lock-up on their respective shares of ENNV Class A Common following consummation of the Transactions, pursuant to which such parties will not transfer shares of ENNV Class A Common Stock held by such parties for 180 days following the Closing. The Sponsor has also agreed to a lock-up on the warrants to purchase shares of ENNV Class A Common Stock at a price of $11.50 per share that it acquired in a private placement in connection with the initial public offering of ENNV, pursuant to which the Sponsor will not transfer such warrants for 30 days following the Closing.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement filed as Exhibit 10.3 hereto and incorporated by reference herein.

Company Support Agreement

Concurrently with the execution of the Merger Agreement, certain stockholders of Fast Radius who, in the aggregate, hold a majority of the outstanding shares of capital stock of Fast Radius on a fully diluted basis entered into a company support agreement (the “Company Support Agreement”) with Fast Radius and ENNV pursuant to which such stockholders agreed to, on (or effective as of) the second business day following the date on which the Registration Statement is declared effective under the Securities Act, execute and deliver a written consent to adopt the Merger Agreement, the documents contemplated by the Merger Agreement and the transactions contemplated by the Merger Agreement and such other documents and to waive appraisal rights in connection with the Merger. In addition, such stockholders agreed, in the event of an annual or special meeting of Fast Radius stockholders for purposes of approving the Transactions, to (i) appear or cause their shares to be counted present for quorum purposes, (ii) vote in favor of or consent to the Merger and any other matter included on the agenda for such meeting of Fast Radius’ stockholders relating to the Transactions, (iii) vote (or execute an action by written consent with respect thereto) against any proposal that would reasonably be expected to impede the Transactions and (iv) vote in favor of or consent to the Transactions in any other circumstance so required for completion of the Transactions. Each such stockholder also granted an irrevocable proxy to the Chief Executive Officer of ENNV to act for and on such stockholder’s behalf, and in such stockholder’s name, place and stead, in the event that such stockholder fails to comply in any material respect with his, her or its obligations under the Company Support Agreement in a timely manner, to vote such stockholder’s shares and grant all written consents with respect thereto and to represent such shareholder in any stockholder meeting held for the purpose of voting on the Transactions.

The foregoing description of the Company Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Company Support Agreement filed as Exhibit 10.4 hereto and incorporated by reference herein.

Sponsor Support Agreement

Concurrently with the execution of the Merger Agreement, the Sponsor and ENNV’s directors and officers entered into a sponsor support agreement (the “Sponsor Support Agreement”) with ENNV and Fast Radius, pursuant to which the Sponsor and ENNV’s directors and officers agreed, at any special meeting of ENNV stockholders for purposes of approving the Transactions, to (i) appear or cause their shares to be counted present for quorum purposes, (ii) vote in favor of or consent to the Merger and any other matter included on the agenda for the special meeting of ENNV’s stockholders relating to the Transactions, (iii) vote (or execute an action by written consent with respect thereto) against any proposal that would reasonably be expected to impede the Transactions and (iv) vote in favor of or consent to the Transactions in any other circumstance so required for completion of the Transactions. The Sponsor and ENNV’s directors and officers also agreed not to redeem any shares of ENNV Class A Common Stock owned by such persons in connection with the approval of the Transactions by the stockholders of ENNV.

At the Closing, all of the shares of Class B common stock, par value $0.0001 per share, of ENNV (“ENNV Class B Common Stock”) will convert into shares of ENNV Class A Common Stock in accordance with the terms of ENNV’s amended and restated certificate of incorporation (the “Converted Shares”). Pursuant to the Sponsor Support Agreement, at the Closing, 90% of such Converted Shares will automatically vest. The remaining 10% of the Converted Shares (which will be equitably adjusted on account of any subdivision, stock split, reverse stock split, stock dividend, combination, reclassification or similar equity restructuring transaction or any changes in the ENNV Class A Common Stock as a result of a merger, consolidation, reorganization, recapitalization, business combination or similar transaction involving the Combined Company) (the “Sponsor Earn Out Shares”) will be subject to vesting, for the duration of the Earn Out Period, in two equal tranches, upon the satisfaction of certain price targets set forth in the Sponsor Support Agreement, which price targets will be based upon the (i) daily volume-weighted average sale price of shares of ENNV Class A Common Stock quoted on Nasdaq, or the exchange on which the shares of ENNV Class A Common Stock are then traded, for any 20 trading days within any 30 consecutive trading day period within the Earnout Period or (ii) the per share consideration received in connection with an Acquiror Sale. In the event of an Acquiror Sale in which the per share consideration received is less than a price target set forth in the Merger Agreement that has not previously occurred, the applicable provisions of the Sponsor Support Agreement will terminate and no Sponsor Earn Out Shares will be issuable thereunder with respect to such price target in connection with or following completion of such Acquiror Sale. Upon the expiration of the Earn Out Period, any unvested Sponsor Earn Out Shares will be forfeited to ENNV without consideration.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Support Agreement filed as Exhibit 10.5 hereto and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K (this “Report”) with respect to the Subscription Agreements and the Side Letter is incorporated by reference herein and made a part hereof. The shares of common stock issuable in connection with the PIPE Investment and the Forward Purchase Units issuable pursuant to the Forward Purchase Agreement, as modified by the Side Letter, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act promulgated thereunder.

Item 7.01 Regulation FD Disclosure

The information set forth below under this Item 7.01, including the exhibits attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Press Release

Attached as Exhibit 99.1 to this Report is the press release issued by the parties related to the proposed Transactions.

Conference Call Script

Attached as Exhibit 99.2 to this Report is the form of conference call script for use by ENNV in connection with a conference call announcing the Transactions.

Investor Meetings

Attached as Exhibit 99.3 to this Report is the form of investor presentation for use by ENNV in presentations to certain of its stockholders and other persons with respect to the transactions contemplated by the Merger Agreement.

Cautionary Statement Regarding Forward Looking Statements

This Report contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed Transactions between ENNV and Fast Radius. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “scales,” “representative of,” “valuation,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Report, including but not limited to: (i) the risk that the Transactions may not be completed in a timely manner or at all, which may adversely affect the price of ENNV’s securities, (ii) the risk that the Transactions may not be completed by ENNV’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by ENNV, (iii) the failure to satisfy the conditions to the consummation of the Transactions, including the requisite approvals of ENNV’s and Fast Radius’ stockholders, the satisfaction of the minimum trust account amount following any redemptions by ENNV’s public stockholders and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the Transactions, (v) the risk that ENNV’s proposed private offering of public equity is not completed, (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement relating to the Transactions, (vii) the effect of the announcement or pendency of the Transactions on Fast Radius’ business or employee relationships, operating results and business generally, (viii) the risk that the Transactions disrupts current plans and operations of Fast Radius, (ix) the risk of difficulties in retaining employees of Fast Radius as a result of the Transactions, (x) the outcome of any legal proceedings that may be instituted against Fast Radius or against ENNV related to the Merger Agreement or the Transactions, (xi) the ability to maintain the listing of ENNV’s securities on a national securities exchange, (xii) changes in the competitive industries in which Fast Radius operates, variations in operating performance across competitors, changes in laws and regulations affecting Fast Radius’ business and changes in the combined capital structure, (xiii) the ability to implement business plans, forecasts, and other expectations after the completion of the Transactions, and the ability to identify and realize additional opportunities, (xiv) risks related to the uncertainty of Fast Radius’ projected financial information, (xv) risks related to Fast Radius’ potential inability to become profitable and generate cash, (xvi) current and future conditions in the global economy, including as a result of the impact of the COVID-19 pandemic, (xvii) the risk that demand for Fast Radius’ cloud manufacturing technology does not grow as expected, (xviii) the ability of Fast Radius to retain existing customers and attract new customers, (xix) the potential inability of Fast Radius to manage growth effectively, (xx) the potential inability of Fast Radius to increase its cloud manufacturing capacity or to achieve efficiencies regarding its cloud manufacturing process or other costs, (xxi) the enforceability of Fast Radius’ intellectual property rights, including its copyrights, patents, trademarks and trade secrets, and the potential infringement on the intellectual property rights of others, (xxii) Fast Radius’ dependence on senior management and other key employees, (xxiii) the risk of downturns and a changing regulatory landscape in the highly competitive industry in which Fast Radius operates, (xxiv) the risk that Fast Radius may require additional funding for its growth plans and may not be able to obtain any additional financing on terms that are acceptable to Fast Radius or at all and (xxv) costs related to the Transactions and the failure to realize anticipated benefits of the Transactions or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties which will be more fully described in the “Risk Factors” section of ENNV’s Quarterly Reports on Form 10-Q, the Registration Statement, the Proxy Statement/Prospectus and other documents filed by ENNV from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Fast Radius and ENNV assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Fast Radius nor ENNV gives any assurance that either Fast Radius or ENNV, or the combined company, will achieve its expectations.

Additional Information and Where to Find It

This Report relates to the proposed Transactions between ENNV and Fast Radius. ENNV intends to file the Registration Statement, which will include the Proxy Statement/Prospectus that will be sent to all ENNV stockholders. ENNV will also file other documents regarding the Transactions with the SEC. Before making any voting decision, investors and security holders of ENNV and Fast Radius are urged to read the Registration Statement, the Proxy Statement/Prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the Transactions as they become available because they will contain important information about the Transactions. Investors and security holders will be able to obtain free copies of the Registration Statement, the Proxy Statement/Prospectus, and all other relevant documents filed or that will be filed with the SEC by ENNV through the website maintained by the SEC at www.sec.gov. The documents filed by ENNV with the SEC also may be obtained free of charge upon written request to ENNV at 40 Beechwood Road, Summit, New Jersey 07901.

Participants in the Solicitation

ENNV, Fast Radius and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ENNV’s stockholders in connection with the Transactions. A list of the names of such directors and executive officers and information regarding their interests in the Transactions will be included in the Proxy Statement/Prospectus when available. You can find more information about ENNV’s directors and executive officers in the final prospectus relating to ENNV’s initial public offering, which ENNV filed with the SEC on February 10, 2021. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This Report shall not constitute an offer to sell or exchange or the solicitation of an offer to buy or exchange any securities, nor shall there be any sale or exchange of securities in any jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of July 18, 2021, by and among ECP Environmental Growth Opportunities Corp., ENNV Merger Sub, Inc. and Fast Radius, Inc.*
10.1	Form of Subscription Agreement.
10.2	Side Letter to Forward Purchase Agreement, dated as of July 18, 2021, by and among ECP Environmental Growth Opportunities Corp., ENNV Holdings, LLC and Goldman Sachs Asset Management, L.P.
10.3

Amended and Restated Registration Rights Agreement, dated as of July 18, 2021, by and among ECP Environmental Growth Opportunities Corp., ENNV Holdings, LLC and certain stockholders of ECP Environmental Growth Opportunities Corp. and Fast Radius, Inc. named therein.

10.4	Company Support Agreement, dated as of July 18, 2021, by and among ECP Environmental Growth Opportunities Corp., Fast Radius, Inc. and certain stockholders of Fast Radius, Inc. named therein.*
10.5	Sponsor Support Agreement, dated as of July 18, 2021, by and among ECP Environmental Growth Opportunities Corp., its officers and directors and ENNV Holdings, LLC.*
99.1	Press release dated July 19, 2021.
99.2	Conference Call Script.
99.3	Investor Presentation, dated July 2021.

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). ENNV agrees to furnish, on a supplemental basis, a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2021		ECP Environmental Growth Opportunities Corp.

	By:	/s/ Tyler Reeder
Tyler Reeder
President and Chief Executive Officer